      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998
                                            REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     ASPECT TELECOMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       94-2974062
          (STATE OF OTHER JURISDICTION               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
       OF INCORPORATION OR ORGANIZATION)

                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                VOICETEK CORPORATION 1992 EQUITY INCENTIVE PLAN
                  VOICETEK CORPORATION 1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                               JAMES R. CARREKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 FOX DRIVE
                        SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                                JON E. GAVENMAN
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                       MAXIMUM AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF                       TO BE           OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE(2)           PRICE(2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Voicetek Corporation 1992
  Equity Incentive Plan
  Common Stock, $.01 par value.....    256,893 shares           $25.00             $6,422,325            $1,284.47
-----------------------------------------------------------------------------------------------------------------------
Voicetek Corporation 1996
  Stock Option Plan
  Common Stock, $.01 par value.....    184,939 shares           $25.00             $4,623,475             $924.70
=======================================================================================================================

(1) Pursuant to the Agreement and Plan of Merger dated as of April 1, 1998, by and among Aspect Telecommunications Corporation, Venus Acquisition Corporation, and Voicetek Corporation, the Registrant assumed all of the outstanding options to purchase Common Stock of Voicetek Corporation under the Voicetek Corporation 1992 Equity Incentive Plan and the Voicetek Corporation 1996 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based upon the average of the high and the low sale prices of the Common Stock as reported in the Nasdaq National Market System on May 18, 1998.

================================================================================

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 1998; and

     (4) The description of the Company's capital stock contained in its Registration Statement on Form 8-A as filed with the Commission on March 22, 1990, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by the law. In addition, the Registrant carries director and officer liability insurance in the amount of $20 million.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                               DOCUMENT
-------                              --------
   4.1     Articles of Incorporation of the Registrant(1)
   4.2     Bylaws of the Registrant(1)
   4.3     Voicetek Corporation 1992 Equity Incentive Plan
   4.4     Voicetek Corporation 1996 Stock Option Plan
   5.1     Opinion of Venture Law Group, A Professional Corporation
  23.1     Independent Auditors' Consent
  23.2     Consent of Venture Law Group, A Professional Corporation
           (included in Exhibit 5.1 hereto)
  24.1     Power of Attorney (see page 4)

---------------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Aspect Telecommunications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 14, 1998.

                                          ASPECT TELECOMMUNICATIONS CORPORATION

                                          By: /s/ JAMES R. CARREKER

                                            ------------------------------------
                                            James R. Carreker,
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ JAMES R. CARREKER                  Chairman, Chief Executive Officer  May 14, 1998
-----------------------------------------------------    and Director (Principal
                  James R. Carreker                      Executive Officer)

                 /s/ ERIC J. KELLER                    Vice President, Finance and Chief  May 14, 1998
-----------------------------------------------------    Financial Officer (Principal
                   Eric J. Keller                        Financial and Accounting
                                                         Officer)

                 /s/ DEBRA J. ENGEL                    Director                           May 14, 1998
-----------------------------------------------------
                   Debra J. Engel

               /s/ NORMAN A. FOGELSONG                 Director                           May 14, 1998
-----------------------------------------------------
                 Norman A. Fogelsong

               /s/ JAMES L. PATTERSON                  Director                           May 14, 1998
-----------------------------------------------------
                 James L. Patterson

                  /s/ JOHN W. PETH                     Director                           May 14, 1998
-----------------------------------------------------
                    John W. Peth

                               INDEX TO EXHIBITS

    EXHIBIT
    NUMBER
    -------
      4.1      Articles of Incorporation of the Registrant(1)
      4.2      Bylaws of the Registrant(1)
      4.3      Voicetek Corporation 1992 Equity Incentive Plan
      4.4      Voicetek Corporation 1996 Stock Option Plan
      5.1      Opinion of Venture Law Group, A Professional Corporation
     23.1      Independent Auditors' Consent
     23.2      Consent of Venture Law Group, A Professional Corporation
               (contained in Exhibit 5.1)
     24.1      Power of Attorney (see page 4)

---------------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.